Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FIRST QUARTER EARNINGS

•	Q1 Results:

•	Revenue: $13.1 billion

•	Increase of 8% year over year

•	Earnings per Share: GAAP: $0.77; Non-GAAP: $0.75

•	Non-GAAP EPS increased 23% year over year

•	Q2 FY 2019 Guidance (normalized to exclude SPVSS business):

•	Revenue: 5% to 7% growth year over year

•	Earnings per Share: GAAP: $0.56 to $0.61; Non-GAAP: $0.71 to $0.73

SAN JOSE, Calif. — November 14, 2018 — Cisco today reported first quarter results for the period ended October 27, 2018. Cisco reported first quarter revenue of $13.1 billion, net income on a generally accepted accounting principles (GAAP) basis of $3.5 billion or $0.77 per share, and non-GAAP net income of $3.5 billion or $0.75 per share.

“We had a strong start to fiscal 2019 and we believe our opportunity has never been greater,” said Chuck Robbins, chairman and CEO of Cisco. “Our customers are looking to Cisco as a trusted partner to help them operate in a multi-cloud world and to transform their businesses. Our strategy is working and we are well positioned with our growing and differentiated portfolio across multiple domains to bring our customers a more secure, automated and simple IT infrastructure.”

GAAP Results

	Q1 FY 2019	Q1 FY 2018	Vs. Q1 FY 2018
Revenue	$13.1 billion	$12.1 billion	8%
Net Income	$3.5 billion	$2.4 billion	48%
Diluted Earnings per Share (EPS)	$0.77	$0.48	60%

Non-GAAP Results

	Q1 FY 2019	Q1 FY 2018	Vs. Q1 FY 2018
Net Income	$3.5 billion	$3.0 billion	14%
EPS	$0.75	$0.61	23%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

“We executed well, with broad-based growth across all of our geographies, product categories and customer segments, and delivered 8% revenue growth and 23% non-GAAP EPS growth,” said Kelly Kramer, CFO of Cisco. “We are seeing the returns on our investments in innovation as we continue to transform our business model.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q1 FY 2019 Highlights

Revenue — Total revenue was $13.1 billion, up 8%, with product revenue up 9% and service revenue up 3%. Revenue by geographic segment was: Americas up 5%, EMEA up 11%, and APJC up 12%. Product revenue performance was generally broad based with growth in Applications, up 18%, Security, up 11%, and Infrastructure Platforms, up 9%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 62.3%, 61.6%, and 64.6%, respectively, as compared with 61.2%, 60.1%, and 64.5%, respectively, in the first quarter of fiscal 2018.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 63.8%, 63.2%, and 65.7%, respectively, as compared with 63.7%, 63.0%, and 65.6%, respectively in the first quarter of fiscal 2018.

Total gross margins by geographic segment were: 65.4% for the Americas, 64.2% for EMEA and 57.2% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.3 billion, down 7%. Non-GAAP operating expenses were $4.2 billion, up 3%, and were 31.9% of revenue.

Operating Income — GAAP operating income was $3.8 billion, up 38%, with GAAP operating margin of 29.1%. Non-GAAP operating income was $4.2 billion, up 13%, with non-GAAP operating margin at 31.9%.

Provision for Income Taxes — The GAAP tax provision rate was 9.2%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $3.5 billion and EPS was $0.77. On a non-GAAP basis, net income was $3.5 billion, an increase of 14%, and EPS was $0.75, an increase of 23%.

Cash Flow from Operating Activities — $3.8 billion for the first quarter of fiscal 2019, an increase of 22% compared with $3.1 billion for the first quarter of fiscal 2018. Operating cash flow includes the receipt of $0.4 billion in relation to the litigation settlement with Arista Networks. Operating cash flow increased 9%, normalized for this receipt.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $42.6 billion at the end of the first quarter of fiscal 2019, compared with $46.5 billion at the end of fiscal 2018.

Deferred Revenue — $16.8 billion, down 9% in total, with deferred product revenue down 24%. Deferred service revenue was up 1%.

Capital Allocation — For the first quarter of fiscal 2019, Cisco returned $6.5 billion to shareholders through share buybacks and dividends. Cisco declared and paid a cash dividend of $0.33 per common share, or $1.5 billion. Cisco repurchased approximately 109 million shares of common stock under its stock repurchase program at an average price of $46.01 per share for an aggregate purchase price of $5.0 billion. The remaining authorized amount for stock repurchases under the program is $14.0 billion with no termination date.

Acquisitions and Divestitures

In the first quarter of fiscal 2019, we closed the acquisition of Duo Security, a privately held company that provides unified access security and multi-factor authentication delivered through the cloud. We also closed the acquisition of July Systems, Inc., a privately held company that provides an enterprise-grade location platform through cloud-based subscription offerings.

In the fourth quarter of fiscal 2018, we announced an agreement to sell our Service Provider Video Software Solutions (SPVSS) business. This transaction closed in the second quarter of fiscal 2019.

Guidance for Q2 FY 2019

In the second quarter of fiscal 2019 on October 28, 2018, Cisco completed its divestiture of the SPVSS business. In order to provide a clear view of Cisco’s continuing expected performance, the revenue outlook for the second quarter of fiscal 2019 is normalized to exclude the SPVSS business for the second quarter of fiscal 2018. The corresponding revenue in the second quarter of fiscal 2018 for the SPVSS business was $230 million.

Cisco expects to achieve the following results for the second quarter of fiscal 2019 (normalized to exclude SPVSS business):

Q2 FY 2019
Revenue	5% - 7% growth Y/Y
Non-GAAP gross margin rate	63.5% - 64.5%
Non-GAAP operating margin rate	30.5% - 31.5%
Non-GAAP tax provision rate	19%
Non-GAAP EPS	$0.71 - $0.73

Cisco estimates that GAAP EPS will be $0.56 to $0.61 in the second quarter of fiscal 2019.

A reconciliation between the Guidance for Q2 FY 2019 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q2 FY 2019” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q1 fiscal year 2019 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, November 14, 2018 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, November 14, 2018 to 4:00 p.m. Pacific Time, November 21, 2018 at 1-866-501-5114 (United States) or 1-203-369-1838 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, November 14, 2018. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended
	October 27, 2018	October 28, 2017
REVENUE:
Product	$9,890	$9,054
Service	3,182	3,082

Total revenue	13,072	12,136

COST OF SALES:
Product	3,799	3,615
Service	1,127	1,094

Total cost of sales	4,926	4,709

GROSS MARGIN	8,146	7,427
OPERATING EXPENSES:
Research and development	1,608	1,567
Sales and marketing	2,410	2,334
General and administrative	211	557
Amortization of purchased intangible assets	34	61
Restructuring and other charges	78	152

Total operating expenses	4,341	4,671

OPERATING INCOME	3,805	2,756
Interest income	344	379
Interest expense	(221)	(235)
Other income (loss), net	(19)	62

Interest and other income (loss), net	104	206

INCOME BEFORE PROVISION FOR INCOME TAXES	3,909	2,962
Provision for income taxes	360	568

NET INCOME	$3,549	$2,394

Net income per share:
Basic	$0.78	$0.48

Diluted	$0.77	$0.48

Shares used in per-share calculation:
Basic	4,565	4,959

Diluted	4,614	4,994

Cash dividends declared per common share	$0.33	$0.29

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	Three Months Ended
	October 27, 2018
	Amount	Y/Y%
Revenue:
Americas	$7,751	5%
EMEA	3,224	11%
APJC	2,096	12%

Total	$13,072	8%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

Three Months Ended
October 27, 2018
Gross Margin Percentage:
Americas	65.4%
EMEA	64.2%
APJC	57.2%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	Three Months Ended
	October 27, 2018
	Amount	Y/Y%
Revenue:
Infrastructure Platforms	$7,642	9%
Applications	1,419	18%
Security	651	11%
Other Products	178	(38)%

Total Product	9,890	9%
Services	3,182	3%

Total	$13,072	8%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 27, 2018	July 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$8,410	$8,934
Investments	34,183	37,614
Accounts receivable, net of allowance for doubtful accounts of $130 at October 27, 2018 and $129 at July 28, 2018	4,536	5,554
Inventories	1,572	1,846
Financing receivables, net	4,851	4,949
Other current assets	2,134	2,940

Total current assets	55,686	61,837
Property and equipment, net	2,956	3,006
Financing receivables, net	4,644	4,882
Goodwill	33,386	31,706
Purchased intangible assets, net	2,716	2,552
Deferred tax assets	3,960	3,219
Other assets	2,081	1,582

TOTAL ASSETS	$105,429	$108,784

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$7,241	$5,238
Accounts payable	1,805	1,904
Income taxes payable	1,084	1,004
Accrued compensation	2,622	2,986
Deferred revenue	9,637	11,490
Other current liabilities	4,025	4,413

Total current liabilities	26,414	27,035
Long-term debt	18,323	20,331
Income taxes payable	8,216	8,585
Deferred revenue	7,177	8,195
Other long-term liabilities	1,451	1,434

Total liabilities	61,581	65,580

Total equity	43,848	43,204

TOTAL LIABILITIES AND EQUITY	$105,429	$108,784

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	October 27, 2018	October 28, 2017
Cash flows from operating activities:
Net income	$3,549	$2,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	465	566
Share-based compensation expense	403	392
Provision (benefit) for receivables	8	(17)
Deferred income taxes	(72)	178
(Gains) losses on divestitures, investments and other, net	7	(56)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	892	957
Inventories	(34)	(80)
Financing receivables	273	(333)
Other assets	(295)	8
Accounts payable	(153)	(235)
Income taxes, net	(437)	(419)
Accrued compensation	(348)	(215)
Deferred revenue	(309)	77
Other liabilities	(186)	(137)

Net cash provided by operating activities	3,763	3,080

Cash flows from investing activities:
Purchases of investments	(484)	(8,275)
Proceeds from sales of investments	2,805	2,682
Proceeds from maturities of investments	2,541	3,929
Acquisition of businesses, net of cash and cash equivalents acquired	(1,964)	(725)
Purchases of investments in privately held companies	(29)	(20)
Return of investments in privately held companies	16	81
Acquisition of property and equipment	(212)	(168)
Proceeds from sales of property and equipment	2	1
Other	—	(10)

Net cash provided by (used in) investing activities	2,675	(2,505)

Cash flows from financing activities:
Issuances of common stock	8	9
Repurchases of common stock—repurchase program	(5,076)	(1,686)
Shares repurchased for tax withholdings on vesting of restricted stock units	(318)	(342)
Short-term borrowings, original maturities of 90 days or less, net	—	(2,498)
Issuances of debt	—	5,482
Repayments of debt	—	(748)
Dividends paid	(1,500)	(1,436)
Other	(59)	(31)

Net cash used in financing activities	(6,945)	(1,250)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(507)	(675)
Cash, cash equivalents, and restricted cash, beginning of period	8,993	11,773

Cash, cash equivalents, and restricted cash, end of period	$8,486	$11,098

Supplemental cash flow information:
Cash paid for interest	$269	$283
Cash paid for income taxes, net	$869	$810

Prior period information has been retrospectively adjusted due to the adoption of ASU 2016-18, Statement of Cash Flows, Restricted Cash in the beginning of the first quarter of fiscal 2019.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	October 27, 2018	July 28, 2018	October 28, 2017
Deferred revenue:
Service	$11,062	$11,431	$10,991
Product	5,752	8,254	7,574

Total	$16,814	$19,685	$18,565

Reported as:
Current	$9,637	$11,490	$10,920
Noncurrent	7,177	8,195	7,645

Total	$16,814	$19,685	$18,565

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2019
October 27, 2018	$0.33	$1,500	109	$46.01	$5,026	$6,526
Fiscal 2018
July 28, 2018	$0.33	$1,535	138	$43.58	$6,015	$7,550
April 28, 2018	$0.33	$1,572	140	$42.83	$6,015	$7,587
January 27, 2018	$0.29	$1,425	103	$39.07	$4,011	$5,436
October 28, 2017	$0.29	$1,436	51	$31.80	$1,620	$3,056

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended
	October 27, 2018	October 28, 2017
GAAP net income	$3,549	$2,394
Adjustments to cost of sales:
Share-based compensation expense	56	57
Amortization of acquisition-related intangible assets	136	139
Supplier component remediation charge (adjustment), net	(1)	(19)
Acquisition-related/divestiture costs	4	—
Legal and indemnification settlements	—	122

Total adjustments to GAAP cost of sales	195	299

Adjustments to operating expenses:
Share-based compensation expense	329	335
Amortization of acquisition-related intangible assets	34	61
Acquisition-related/divestiture costs	121	83
Legal and indemnification settlements	(395)	—
Significant asset impairments and restructurings	78	152

Total adjustments to GAAP operating expenses	167	631

Adjustments to GAAP interest and other income (loss), net:

(Gains) and losses on equity investments	(9)	—

Total adjustments to GAAP income before provision for income taxes	353	930

Income tax effect of non-GAAP adjustments	(185)	(288)
Significant tax matters	(265)	—

Total adjustments to GAAP provision for income taxes	(450)	(288)

Non-GAAP net income	$3,452	$3,036

Diluted net income per share:
GAAP	$0.77	$0.48

Non-GAAP	$0.75	$0.61

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	October 27, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Y/Y	Net Income	Y/Y
GAAP amount	$6,091	$2,055	$8,146	$4,341	(7)%	$3,805	38%	$104	(50)%	$3,549	48%
% of revenue	61.6%	64.6%	62.3%	33.2%		29.1%		0.8%		27.1%
Adjustments to GAAP amounts:
Share-based compensation expense	23	33	56	329		385		—		385
Amortization of acquisition-related intangible assets	136	—	136	34		170		—		170
Supplier component remediation charge (adjustment), net	(1)	—	(1)	—		(1)		—		(1)
Legal and indemnification settlements	—	—	—	(395)		(395)		—		(395)
Acquisition/divestiture-related costs	2	2	4	121		125		—		125
Significant asset impairments and restructurings	—	—	—	78		78		—		78
(Gains) and losses on equity investments	—	—	—	—		—		(9)		(9)
Income tax effect/significant tax matters	—	—	—	—		—		—		(450)

Non-GAAP amount	$6,251	$2,090	$8,341	$4,174	3%	$4,167	13%	$95	(54)%	$3,452	14%

% of revenue	63.2%	65.7%	63.8%	31.9%		31.9%		0.7%		26.4%

	Three Months Ended
	October 28, 2017
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$5,439	$1,988	$7,427	$4,671	$2,756	$2,394
% of revenue	60.1%	64.5%	61.2%	38.5%	22.7%	19.7%
Adjustments to GAAP amounts:
Share-based compensation expense	23	34	57	335	392	392
Amortization of acquisition-related intangible assets	139	—	139	61	200	200
Supplier component remediation charge (adjustment), net	(19)	—	(19)	—	(19)	(19)
Legal and indemnification settlements	122	—	122	—	122	122
Acquisition/divestiture-related costs	—	—	—	83	83	83
Significant asset impairments and restructurings	—	—	—	152	152	152
Income tax effect	—	—	—	—	—	(288)

Non-GAAP amount	$5,704	$2,022	$7,726	$4,040	$3,686	$3,036

% of revenue	63.0%	65.6%	63.7%	33.3%	30.4%	25.0%

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended
	October 27, 2018	October 28, 2017
GAAP effective tax rate	9.2%	19.2%
Total adjustments to GAAP provision for income taxes	9.8%	2.8%

Non-GAAP effective tax rate	19.0%	22.0%

GAAP TO NON-GAAP GUIDANCE FOR Q2 FY 2019

Q2 FY 2019	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (2)
GAAP	62% - 63%	24.5% - 25.5%	17%	$0.56 - $0.61
Estimated adjustments for:
Share-based compensation expense	0.5%	3.0%	—	$0.06 - $0.07
Amortization of purchased intangible assets and other acquisition-related/divestiture costs	1.0%	1.0%	—	$0.02 - $0.03
Restructuring and other charges (1)	—	2.0%	—	$0.04 - $0.05
Income tax effect of non-GAAP adjustments			2%

Non-GAAP	63.5% - 64.5%	30.5% - 31.5%	19%	$0.71 - $0.73

(1)

In the third quarter of fiscal 2018, we initiated a restructuring plan in order to realign the organization and enable further investment in key priority areas with estimated pretax charges of approximately $300 million. In the first quarter of fiscal 2019, we expanded the restructuring plan to include an additional $300 million of estimated additional pretax charges. We have recognized pretax charges of $186 million to our GAAP financial results in relation to this restructuring plan since its inception. We expect to recognize approximately $250 million of pretax charges under this plan in the second quarter of fiscal 2019.

(2)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as capitalizing on our strategic opportunities, the ongoing value customers see in our multi-cloud offerings and our ability to help them transform their businesses, our ability to innovate and to continue to provide a differentiated portfolio across multiple domains to our customers, execution on our strategy and continued progress in transforming our business model, and execution and growth across our geographies, product categories and customer segments) and the future financial performance of Cisco (including the guidance for Q2 FY 2019) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; problems such as cyber-attacks, data breaches, malware or terrorism; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent report on Form 10-K filed on September 6, 2018. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent report on Form 10-K as it may be amended from time to time. Cisco’s results of operations for the three months ended October 27, 2018 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

About Cisco

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